SPECIAL POWER OF ATTORNEY

STATE OF GEORGIA

COUNTY OF FULTON

         KNOW ALL MEN BY THESE PRESENTS: That I, STEPHEN F. CARLEY, with offices at 3060 Peachtree Road, Suite 920, Atlanta, Georgia, do hereby make, constitute and appoint H. JAY SKELTON, of 4310 Pablo Oaks Court, Jacksonville, Florida, my true and lawful attorney in fact, for me and in my name, place and stead:

         to sign, deliver and file in my name and on my behalf both individually and in my capacity as Trustee of the DFS Trust 1998, all forms or reports required to be filed with the Securities and Exchange Commission by certain security holders of American Heritage Life Investment Corporation, a Florida corporation, SEC File No. 1-7255, pursuant to Sections l6(a) and 13(d) of the Securities and Exchange Act of l934, as amended, and the rules and regulations thereunder.

         The rights, powers and authorities of my Attorney-in-Fact, granted in this Special Power of Attorney shall commence and be in full force and effect from the date hereof and shall remain in full force and effect thereafter until I give notice in writing that such Power is terminated.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of December l997.


Signed, sealed and delivered              /s/ Stephen F. Carley
in the presence of:                       -----------------------------
                                              Stephen F. Carley
   /s/ Scott Oko
-------------------------------


   /s/ Beatrice Vines
-------------------------------


STATE OF GEORGIA

COUNTY OF FULTON


         Before me, the undersigned, a notary public, State of Georgia at Large, an officer duly authorized to take acknowledgments, personally appeared STEPHEN
F. CARLEY, personally known to me and known by me to be the person described in and who executed the foregoing instrument, and he acknowledged before me that he executed the same for the uses and purposes set forth in said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, this 17th day of December , l997.


                            Jackie D. Merkison
                            -------------------------------
                            Notary Public, State of Georgia
                            at Large